UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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Glimcher Realty Trust

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On June 18, 2010, the Chairman of the Board & Chief Executive Officer of Glimcher Realty Trust (the “Company”) delivered a letter via electronic mail and facsimile (the “Letter”) to all Board of Trustee members, the President, Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents of the Company requesting that such shareholders vote their shares at the Company’s Special Meeting of Shareholders to be held June 29, 2010 (the “Special Meeting”). The Letter contains statements that may be deemed proxy soliciting materials for purposes of Regulation 14A under the Securities Exchange Act of 1934 in connection with the Special Meeting. The text of the Letter is set forth below in its entirety.

June 18, 2010

VIA ELECTRONIC MAIL & FACSIMILE

GRT Board of Trustees Members
GRT President
GRT Executive Vice Presidents
GRT Senior Vice Presidents and Vice Presidents

Re:  Glimcher Realty Trust Special Meeting of Shareholders – Tuesday, June 29th

Dear Board Members and Officers:

An important matter has arisen regarding the upcoming special meeting of shareholders, scheduled to occur on Tuesday, June 29, 2010.  For those of you who are shareholders, you should have by now received your copy of proxy materials in connection with the special meeting, or a notice regarding the availability of the proxy materials on the Internet and instructions on how to vote.  You may have disregarded the information and thought it related to our recent annual meeting of shareholders.  If you have not voted your shares with respect to this special meeting, then please do so immediately.

The purpose of the special meeting is to have GRT shareholders consider and vote upon a proposal to amend our Amended and Restated Declaration of Trust to increase our number of authorized shares to 150 million shares.  Increasing our total number of authorized shares is necessary to ensure we have a sufficient number of shares available for issuance for future capital raising activities, mergers and acquisitions, share splits, and other corporate purposes.  Failure to implement the proposed amendment would, in effect, prevent us from continuing the pursuit of effective strategies to access capital in the public and private markets.

In order to conduct the meeting to consider this proposal, we need a little more than 35 million of our 68.9 million outstanding common shares to be represented at the meeting, either in person or, as is more typically the case, by proxy and to vote in favor of the proposal.  To date, only about 16 million votes have been cast.  As a fellow shareholder, I encourage you to read the proxy materials carefully and promptly vote your shares. Your vote is critically important.

If you have discarded, lost, or misplaced your proxy materials, then please contact your broker immediately to vote your shares.  If you do not hold your shares through a broker, bank, or some other intermediary, then please contact Steve Ifeduba at (800) 987-8786 ext. 5625# immediately to find out how to vote your shares.  Once you have submitted your votes then please let me know.  If you have voted your shares for the special meeting then we thank you very much for your participation.

The proposal to be presented at the special meeting is a very important initiative for Glimcher and we would appreciate your support. Please feel free to contact us if you have any questions regarding the special meeting or the voting process.

Sincerely yours,

Michael P. Glimcher
Chairman of the Board & Chief Executive Officer